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                                                                 Exhibit 99.2

              FORM OF PROXY FOR SPECIAL MEETING OF SHAREHOLDERS OF
                           CONESTOGA ENTERPRISES, INC.

                           CONESTOGA ENTERPRISES, INC.

       PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR A SPECIAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON [DATE], 2001


         The undersigned hereby appoints [____________] and [___________] and each of them, proxies, with power of substitution and revocation, to vote all shares of common stock of Conestoga Enterprises, Inc. (the "Company") standing in the name of the undersigned at the special meeting of shareholders of said Company to be held at [_______________________], on [Date], at [Time], local time, and any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon and in respect of the following matter and in their discretion for the transaction of such other business as may properly come before the meeting; all as set forth in the Joint Proxy Statement/Prospectus dated [Date], 2001.

         SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED "FOR" THE PROPOSAL LISTED ON THE REVERSE SIDE. If any other business is presented at the special meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.

         The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and of a Joint Proxy Statement/Prospectus dated [Date], 2001 relating to this special meeting.

(Continued, and to be SIGNED on the reverse side.)

                                    [Address]

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The Board of Directors of Conestoga Enterprises, Inc. recommends a vote FOR:

         The approval and adoption of the Agreement and Plan of Merger, dated as of July 24, 2001, by and among the Company, NTELOS Inc., and NTELOS Acquisition Corp.

         FOR  [  ]                AGAINST  [  ]                ABSTAIN  [  ]

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AND MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, only one of such persons need sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please mark, sign, date and return the proxy card promptly, using the enclosed envelope.

Dated:  ________ __, 2001                   ------------------------------------
                                                     Signature



                                            ------------------------------------
                                                     Signature



                               PLEASE DETACH HERE
                 You Must Detach This Portion of the Proxy Card
                  Before Returning It in the Enclosed Envelope